Exhibit 10.44

                               PROMISSORY NOTE

U.S.$12,015,000   New York, New York
October 15, 1997

FOR VALUE RECEIVED, and good and valuable consideration, the undersigned, Bioject Medical Technologies Inc., an Oregon corporation with offices at 7620 SW Bridgeport Road, Portland, Oregon 97224 (the "Company"), unconditionally promises to pay to Elan International Services, Ltd., a Bermuda corporation (together with any other holder of this Note, as permitted herein, the "Holder"), at such place as may be designated by the Holder to the Company, the principal amount of U.S.$12,015,000, together with interest thereon from and after the date hereof, at a rate per annum equal to the lesser of (x) 9% and (y) the maximum rate of interest permitted by applicable law, compounded on a semi-annual basis commencing as of the First Payment Date (as defined below). The rate of interest payable per annum shall be adjusted to 12% effective from and after January 1, 1998. Interest only shall be payable 180 days from and after the date hereof (the "First Payment Date"); thereafter interest only shall be payable quarterly in arrears on each March 31, June 30, September 30 and December 31 (or if any such date is not a business day, the following business day).

This Note shall be non-negotiable prior to February 1, 1998 (other than to affiliates of the Holder originally named herein) and thereafter shall be transferrable only to (i) affiliates of the Holder or (ii) up to an aggregate of five institutional investors that are non-affiliates of the Holder and that are accredited investors(as defined under Regulation D of the Securities Exchange Act of 1934, as amended).

The entire principal amount of this Note (together with any accrued and unpaid interest hereon) shall be due and payable on October 15, 2001; however, all or any portion of the outstanding principal amount of this Note (together with any accrued and unpaid interest hereon) may be prepaid at any time by the Company from and after February 1, 1998 upon at least 10 days written notice to the Holder.

This Note (and interest hereon) shall immediately become due and payable, without notice or demand, upon the occurrence of any of the following events:
(i) the filing by or against the Company of any petition under the United States Bankruptcy Code or any similar state proceeding (which, in the event of a filing against the Company, is not cured or stayed within 30 days); (ii) the application for, or appointment of, a receiver of the Company's property;
(iii) the appointment of a committee of the Company's creditors; (iv) the making by the Company of an assignment for benefit of creditors; or (v) the default in payment or performance of this Note or of any of the obligations of this Note which shall remain uncured 30 days after written notice thereof has been given by the Holder to the Company.

The Company hereby waives grace, demand and presentment for payment, notice of nonpayment, protest and notice of protest, diligence, filing suit, and all other notice and promises to pay the Holder its costs of collection of all amounts due hereunder, including reasonable attorneys' fees.

In the event of any default or breach of this Note by the Company, this Note (and accrued and unpaid interest on this Note) shall, in addition to all other rights and remedies of the Holder hereunder and under applicable law, be and become immediately due and payable; this Note shall continue to bear interest after such default or breach at the interest rate otherwise in effect hereunder plus 3% per annum (but in any event not in excess of the maximum rate of interest permitted by applicable law). This Note is made in connection with a Securities Purchase Agreement dated as of the date hereof (the "Agreement") between the Company and the Holder originally named herein. This
Note is the Promissory Note referred to in the Agreement and the Holder is intended to be afforded the benefits thereof.

This Note may not be changed or terminated orally and shall be construed in accordance with the internal laws of the State of New York without reference to the principles of conflicts of laws thereof.


[Signature page to follow]


IN WITNESS WHEREOF, the Company has executed this Note on the date first above written.

Bioject Medical Technologies Inc.



By:/s/ James C. O'Shea
Name:  James C. O'Shea
Title: President



ATTEST:


By:/s/Peggy J. Miller
Name: Peggy J. Miller